EXHIBIT 10.19


SECOND AMENDMENT TO
AMENDED AND RESTATED CONSIGNMENT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT ("Second Amendment") is made and entered into this thirteenth day of July 1994 (the "Closing Date") by and between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Consignor") and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour"), and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "Buyer").

BACKGROUND

     A. Buyer and Consignor are parties to that certain Amended and Restated Consignment Agreement dated as of May 14, 1993 (as it has been amended from time to time, the "Existing Consignment Agreement") and certain related security and other documents (the "Consignment Documents") pursuant to which Consignor has provided Buyer with a gold consignment facility.

     B. Buyer and Consignor desire to amend and modify the terms of the Existing Consignment Agreement in certain respects.

     C. In order to document these amendments and modifications, Consignor and Buyer have agreed to enter into this Second
Amendment.

     NOW, THEREFORE, incorporating the foregoing Background by reference, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Consignor and Buyer agree as follows:

AMENDMENTS TO EXISTING AGREEMENT

     1. The definition of "Consignment Limit" contained in Section 1 of the Existing Consignment Agreement is hereby deleted in its entirety and a new definition is hereby added as follows:


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          "Consignment  Limit" shall mean the least of (a)  thirty-one  thousand
(31,000) troy ounces of fine gold, (b) subject to the provisions of Section 5 hereof, Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but as to which payment has not been received by Consignor) equal to Thirteen Million One Hundred Seventy-five Thousand Dollars ($13,175,000), or (c) eighty-three percent (83%) (provided, however, that for a period of 90 consecutive days during the period from December 1, 1993 through February 28, 1994, such percentage shall be eighty-five percent (85%)) of Buyer's inventory of Precious Metal (including, for such purpose, Consigned Precious Metal and, for the purposes of paragraph 1 of Section 2 hereof, the Precious Metal requested by Buyer but excluding (i) Precious Metal owned, leased or consigned by any other party (Precious Metal purchased by Buyer pursuant to term receivable or other financing arrangements which remain unpaid shall be included as Consigned Precious Metal), (ii) the amount of Precious Metal necessary to satisfy the aggregate Precious Metal equity requirements of other consignors,
(iii) Precious Metal included in Balfour Purchased Inventory or the Zale Consigned Inventory (as each such term is defined in the Intercreditor Agreement), and (iv) the amount of Buyer's Precious Metal, if any, outstanding in the possession of foreign Subsidiaries or foreign sales representatives in excess of the amount permitted by Section 12(h) hereof.

     2. Section 12(m) of the Agreement is hereby amended to read in its entirety as follows:

          (m) Have more than thirteen thousand (13,000) troy ounces of Precious Metal in the aggregate at any one time at, or in transit to or from, fabricators and refiners;

     3. Section 12(n) of the Agreement is hereby amended to read in its entirety as follows:

          (n) Permit at any time its Consolidated Tangible Net Worth to be less than (i) Forty-three Million Dollars ($43,000,000) through June 30, 1994, or
(ii) Forty Million Dollars ($40,000,000) from July 1, 1994 through November 26, 1994, or (iii) Forty-three Million Dollars ($43,000,000) thereafter;

     4. Section 12 of the Agreement is hereby further amended by adding thereto the following new subsection:

          (x) Deliver Precious Metal to fabricators, refiners and subcontractors not identified on Exhibit A attached hereto in an amount at any time: (i) in the case of any individual fabricator, refiner or subcontractor, not to exceed one hundred (100) troy ounces; and (ii) in the aggregate, not to exceed the difference (if any) between (x) Equity Precious Metal of the Buyer, and (y) Equity Precious Metal required to be maintained pursuant to Section 11(p) hereof.

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     5. Within one week of submission to the Buyer from Consignor of an invoice therefore, Buyer covenants and agrees, to deliver to Consignor a check made payable to Consignor in an amount equal to the attorneys fees and costs incurred by Consignor in connection with the negotiation and preparation of this Second Amendment.

     6. To induce  Consignor to enter into this Second  Amendment,  Buyer hereby
(a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenants set forth in the Existing Consignment Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Existing Consignment Agreement.

MISCELLANEOUS

     7. Except as expressly amended herein, the Existing Consignment Agreement shall remain in full force and effect and Buyer and Consignor hereby ratify and confirm their rights, duties, obligations, representations and warranties under the Existing Consignment Agreement.


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     8.  Buyer  agrees to take such  further  action to execute  and  deliver to
Consignor  such  additional   agreements,   instruments  and  documents  as  may
reasonably be required to carry out the purposes of this Second Amendment.

     9. This Second Amendment shall be governed and construed in accordance with the substantive laws, and not the law of conflicts, of the State of Rhode Island.

     10. The Second Amendment contains the entire agreement among the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.

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          IN WITNESS  WHEREOF,  Consignor  and Buyer  have  caused  this  Second
Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


               RHODE ISLAND HOSPITAL TRUST
               NATIONAL BANK

               By:_/s/ Jerry Zimmerman________
                  Name:  Jerry Zimmerman
                  Title: Vice President


               TOWN & COUNTRY CORPORATION

               By:_/s/ Francis X. Correra ____
                  Name:  Francis X. Correra
                  Title: SVP & CFO


               TOWN & COUNTRY FINE JEWELRY GROUP, INC.

               By:_/s/ Francis X. Correra ____
                  Name:  Francis X. Correra
                  Title: V.P.


               L.G. BALFOUR COMPANY, INC.

               By:_/s/ Francis X. Correra ____
                  Name:  Francis X. Correra
                  Title: Executive V.P.


               GOLD LANCE, INC.

               By:_/s/ Francis X. Correra ____
                  Name:  Francis X. Correra
                  Title: Treasurer


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